Sub-Item 77Q1(a): Copies of Material Amendments to the Trusts Declaration of Trust or By-laws

Amendment No. 71 dated April 18, 2013 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(72) to Post-Effective Amendment No. 355 to the
Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on
April 30, 2013 (Accession No. 0001193125-13-186992).